OFFICE OF THE SECRETARY OF STATS

AMENDED
CERTIFICATE OF INCORPORATION

WHEREAS, the Amended Certificate of Incorporation of

FIRST KEATING CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the City of Oklahoma City this I6TH day of SEPTEMBER 1998

Secretary of State

	AMENDED CERTIFICATE OF INCORPORATION	FILED
PR TNT CLEARLY	(After Receipt; of Payment; of Stock)	SEP 1 6 1998
SOS CORP.. KEY:		OKLAHOMA SECRETARY OF STATE

FOR OFFICE USE ONLY

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY" OF STATE OP THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105:

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1. A. The name of the corporation is: First Keating Corporation

B. As amended: The name of the corporation has been changed to:

2. A. No change, as filed X
B.As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is.

NAME	STREET ADDRESS	CITY	COUNTY	ZIP CODE
(P.O.BOXES ARE NOT ACCEPTABLE)

3. A. No Change, as filed__________ X.

 B. As amended: The duration of the corporation is: ___________

4. A. No change, as filed_____X _ .
B. As amended: The purpose or purposes for which the corporation is formed are:

RECEIVED

SEP 16 1998	OKLAHOMA SECRE WHY OF STATE

OKLAHOMA SECRETARY OF STATE

5.A. No change, as filed _ .
B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES	SERIES	PAR VALUE PER SHARE

Common 50,000,000		- $.001 ---
Preferred		----

TOTAL NO. SHARES: 50,000,000 _______ TOTAL AUTHORIZED CAPITAL: $50,000.00

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., 11077.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Secretary, this 31st day of July, 1998.

Martin Keating, President

ATTEST:

Martin Keating, Secretary

OKLAHOMA TAX COMMISSION

TULSA OFFICE	PHONE (918) 581-2399
FACSIMILE (918) 581-2087

September 9,1998

Secretary of State
Room 101, State Capital Building
Oklahoma City OK 73105

RE: First Keating Corporation

Qualification Date: 08/11/1995

Dear Secretary:

This is to certify that the records of' this office show the referenced corporation has filed a Franchise Tax return of the fiscal year and ending June 30, 1999 and has paid the Franchise Tax as shown by said return

No certification is made as to any corporate Franchise Taxes which may be due but not yet assessed, nor which have been assessed and protested.

This letter- may not therefore be accepted for purposes of dissolution or withdrawal.

Sincerely,

OKLAHOMA TAX COMMISSION

Mary L. Robinson TPA

Business Tax Division

Registration Section

440 SOUTH HOUSTON * FIFTH FLOOR * TULSA • OKUHOHA 74! 27-89! 7